UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 11, 2007

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota		55426
(Mail: P.O. Box 1113)		(Mail: 55440)
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 11, 2007, General Mills, Inc. (the “Company”) sold $1.15 billion aggregate principal amount of Floating Rate Convertible Senior Notes due April 11, 2037 (the “Notes”) to Morgan Stanley & Co. Incorporated (“Morgan Stanley”).

The Notes are governed by an indenture, dated as of April 11, 2007 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).  A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Notes will bear interest at an annual rate equal to one-month LIBOR minus 0.07 percent, subject to monthly reset, provided that such rate will never be less than zero percent per annum.  Interest on the Notes is payable quarterly in arrears on January 11, April 11, July 11 and October 11 of each year, beginning July 11, 2007.  The Notes will mature on April 11, 2037.

The Notes will be convertible at any time prior to the close of business on the business day immediately preceding April 11, 2037.  The Notes are convertible into cash and, at the option of the Company, shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at an initial conversion rate (subject to adjustment) of 10 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of $100 per share).  If converted, holders of the Notes will receive, for each $1,000 principal amount of Notes surrendered for conversion, cash and, if applicable, shares of Common Stock equal to the sum of the “daily settlement amounts” for each trading day during a related ten-trading day observation period.  The “daily settlement amount” for each of the ten trading days during an observation period will consist of (a) an amount in cash equal to the lesser of $100 and the daily conversion value relating to such day and (b) to the extent such daily conversion value exceeds $100, a number of shares of Common Stock (subject to the Company’s right to pay cash in lieu of all or part of such shares of Common Stock), equal to (A) the difference between such daily conversion value and $100 divided by (B) the price of the Common Stock for such day.

The holders of the Notes who convert their Notes in connection with a change in control, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate.  Additionally, in the event of a change in control, the holders of the Notes may require the Company to repurchase all or part of their Notes for cash at a purchase price equal to 100% of the principal amount of their Notes, plus accrued and unpaid interest, if any, up to but not including the date of repurchase.

The Company may redeem all or part of the Notes for cash at any time on or after April 11, 2008 at 100% of their principal amount, plus accrued and unpaid interest, if any, up to but not including the redemption date.  The holders of the Notes may require the Company to repurchase all or part of the Notes for cash on each of April 11, 2008, 2009, 2012, 2017, 2022, 2027 and 2032 at 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, up to and including the calendar day immediately preceding the date on which the payment of the repurchase price is made.

The Notes are the Company’s unsecured and unsubordinated obligations and rank equal in priority among themselves and with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding.  The Notes are effectively subordinated to the liabilities of the Company’s subsidiaries (including trade payables).

Upon the occurrence of an “Event of Default” (as defined in the Indenture), the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable, subject to certain conditions set forth in the Indenture.  These amounts automatically become due and payable upon the occurrence of certain Events of Default involving bankruptcy, insolvency or reorganization of the Company.  Events of Default under the Indenture include, among other things, (1) failure to pay any interest on the Notes when due and payable, with the failure continuing for a period of 30 days; (2) failure to pay the principal of the Notes when due and payable; (3) failure to provide timely notice of the occurrence of a change in control; (4) failure to observe or perform any other covenant or agreement contained in the Indenture that continues for 90 days after the Company receives notice of such default; and (5) certain events relating to bankruptcy, insolvency or reorganization of the Company.

Morgan Stanley and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company or its affiliates, for which it received or will receive customary fees and expenses.  An affiliate of Morgan Stanley is a lender under certain of the Company’s existing credit facilities.  Morgan Stanley also acts as a dealer under the Company’s commercial paper program.

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of April 11, 2007 (the “Registration Rights Agreement”), with Morgan Stanley.  Under the Registration Rights Agreement, the Company has agreed to file within 120 days after April 11, 2007 a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes.  The Company has also agreed to use its reasonable best efforts to keep the shelf registration statement effective until the earliest of (i) two years after the closing of the offering of the Notes, (ii) the date when holders of the Notes and Common Stock issuable upon conversion of the Notes are able to sell such Notes and Common Stock immediately without restriction under Rule 144(k) under the Securities Act, (iii) the date when all of the Notes and Common Stock issuable upon conversion of the Notes have been sold pursuant to a shelf registration statement, (iv) the date the Notes and Common Stock issuable upon conversion of the Notes have been sold to the public pursuant to Rule 144 under the Securities Act and (v) the date when the Notes and any Common Stock issuable upon conversion of the Notes cease to be outstanding.  The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligation to register the Notes and the Common Stock issuable upon conversion of the Notes.  A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

The foregoing descriptions of the Indenture and Registration Rights Agreement are summaries and are qualified in their entirety by reference to the full terms and provisions of each such agreement.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	4.1	Indenture, dated as of April 11, 2007, between General Mills, Inc. and The Bank of New York Trust Company, N.A., as trustee.

	4.2	Registration Rights Agreement, dated as of April 11, 2007, between Morgan Stanley & Co. Incorporated and General Mills, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2007

GENERAL MILLS, INC.

	By:	/s/ James A. Lawrence
Name: James A. Lawrence
Title: Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of April 11, 2007, between General Mills, Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of April 11, 2007, between Morgan Stanley & Co. Incorporated and General Mills, Inc.